EXHIBIT 23.1

Bank of America Financial Center
601 W. Riverside Ave., Suite 430
Spokane, WA 99201
United States of America

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1/A-2 of our report dated December 17, 2009, with respect to the consolidated financial statements of JayHawk Energy, Inc. and subsidiaries for the year ending September 30, 2009. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/BehlerMick PS

BehlerMick PS
Spokane, Washington
August 20, 2010

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